Exhibit 5
December 10, 2008
Parkway Properties, Inc.
One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, MS 39201

Re:	Parkway Properties, Inc. (the “Company”)
Registration Statement on Form S-3
Ladies and Gentlemen:
          As your counsel we have examined the registration statement on Form S-3 (the “Registration Statement”) relating to the registration of an unspecified number of shares of common stock, preferred stock and warrants of the Company (the “Securities”).
          We have examined originals or copies certified to our satisfaction of the Company’s Articles of Incorporation, as amended, Bylaws, as amended, resolutions of the Board of Directors, and such other Company records, instruments, certificates and documents as we considered necessary to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.
          We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the Securities. We hereby furnish the following opinions:
     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland.
     2. The Securities to be issued by the Company will be, when issued and paid for pursuant to the Registration Statement and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.
     We consent to the filing of this letter as an exhibit to the Registration Statement and we further consent to any and all references to our name therein.
Very truly yours,
/s/ Jaeckle Fleischmann & Mugel, LLP